[KPMG Letterhead]





The Directors
HSBC Holdings plc
10 Lower Thames Street
London
EC3R 6AE


28 June 2002





Dear Sirs

Independent Auditors consent

We hereby consent to the incorporation by reference in this registration statement of HSBC Holdings Plc on form F-3 of our report contained within the Annual Report on 20-F/A of HSBC Holdings plc for the fiscal year ended 31 December 2001 and the references made to us under the heading `Experts' in the prospectus which is part of this Registration Statement.



Yours faithfully

/s/ KPMG Audit Plc
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KPMG Audit Plc